Exhibit 13.2
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, ___Rimma Tumarkin, Chief Financial Officer of Aurora Platinum Exploration, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
3.	The Annual Report on Form 20-F of the Company for the period ended December 31, 2007 which this certification accompanies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

4.	The information contained in the Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 15, 2008	/s/ Rimma Tumarkin
Rimma Tumarkin
Chief financial Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.